UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Transition

On October 19, 2023, Bio-Techne Corporation (the “Company”) announced its succession plan for the Chief Executive Officer position in connection with the previously announced retirement of Chuck Kummeth.

Effective November 1, 2023, Kim Kelderman will be appointed as Chief Operating Officer of the Company. Mr. Kelderman, age 56, has served as President – Diagnostics and Genomics since he joined the Company in April 2018. Prior to joining the Company, Mr. Kelderman was an executive at Thermo Fisher Scientific and a Senior Segment Leader at Becton Dickinson.

Effective February 1, 2024, Mr. Kummeth will transition from Chief Executive Officer to Senior Advisor until the date of his retirement on July 1, 2024. Mr. Kummeth will also retire from the Board of Directors on such date.

Also effective February 1, 2024, Mr. Kelderman will be appointed Chief Executive Officer and Director. The size of the Board of Directors will be increased to 10 members in connection with his appointment.

Employment Terms

On October 17, 2023, Mr. Kelderman entered into an executive employment agreement (the “Employment Agreement”) with the Company, which provides the terms of his service as Chief Operating Officer and Chief Executive Officer. The Employment Agreement has an initial term of three years. The Employment Agreement provides for an annual base salary of $750,000 for the period during which Mr. Kelderman serves as Chief Operating Officer and an annual base salary of $900,000 for the period he serves as Chief Executive Officer, in each case annualized for the portion of the year he actually serves in each such role. For future fiscal years, Mr. Kelderman’s base salary will be subject to annual review by the Compensation Committee of the Company’s Board of Directors.

In addition, the Employment Agreement provides for an annual cash incentive bonus at a target amount of 100% of Mr. Kelderman’s base salary during the period he serves as Chief Operating Officer and 110% of base salary for the period he serves as Chief Executive Officer, in each case annualized based on the portion of the year he actually serves in such role. The amount of annual cash incentive earned will be determined based on performance standards established by the Compensation Committee pursuant to the terms of the Company’s Management Incentive Plan. Mr. Kelderman will also be eligible for paid time off, participation in any other employee benefit plans generally available to the Company’s employees, and certain other benefits as set forth in the Employment Agreement.

The Employment Agreement further provides for the grant on the commencement of Mr. Kelderman’s appointment as Chief Operating Officer of time-vested stock option with a grant date value of $750,000 and a restricted stock grant with a grant date value of $750,000, in each case pursuant to the Company’s 2020 Equity Incentive Plan, as amended to date (the “Plan”). Such options will each have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The time-vested option will vest in equal installments on the first four anniversaries of the grant date. The restricted stock grant will vest in equal installments on the first three anniversaries of the grant date. All of Mr. Kelderman’s performance based incentive targets will be amended (where necessary) on a pro rata basis to replace segment-specific goals with consolidated, full company performance goals.

The Employment Agreement additionally provides for the grant on the commencement of Mr. Kelderman’s appointment as Chief Executive Officer of (i) time-vested stock options with a grant date value of approximately $1,290,000, (ii) a performance-vested stock option with a grant date value of approximately $650,000, and (iii) performance-based restricted stock units with a grant date value of $650,000 in each pursuant to the terms of the Plan. The amount of such awards reflects the annualization of target aggregate equity compensation of $6.2 million. The stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The time-vested option will vest in equal installments on the first four anniversaries of the grant date. The performance-vested option and performance-vesting restricted stock units will vest if, and only if, the Company achieves certain performance goals established by the Compensation Committee.

The Employment Agreement may be terminated at any time by either party upon written notice. If the Employment Agreement is terminated in certain circumstances, such as by the Company without Cause, by the Company following a Change in Control, or by Mr. Kelderman for Good Reason (each such capitalized term as defined in the Employment Agreement), the Company will be required to pay severance to Mr. Kelderman in an amount equal to one year of his then-current base salary, a prorated portion of annual cash incentive compensation, and health insurance coverage for one year. Any severance paid to Mr. Kelderman will be paid in exchange for Mr. Kelderman release of claims against the Company.

There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Kelderman has or had a direct or an indirect material interest.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included herewith as Exhibit 10.1.

Retention Awards

In connection with the completion of the Chief Executive Officer search process, the Company has agreed to make equity compensation awards to William Geist and James Hippel, each of whom was a candidate for the Chief Executive Officer position. Each will receive an award of restricted stock units with a value equal to their base salary and management incentive plan opportunity for fiscal year 2024, which is approximately $1,390,000 for Mr. Hippel and $1,047,000 for Mr. Geist. The restricted stock units will vest in equal installments on the first and second anniversaries of the grant date for the awards, which will be November 1, 2023, and will be subject to the terms of the Plan.

Item 8.01 Other Events

A copy of the press release issued by Bio-Techne Corporation on October 19, 2023 reporting the management and board transitions described herein is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated October 17, 2023, between the Company and Kim Kelderman

99.1	Press Release, dated October 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: October 19, 2023	By:	/s/ Shane V. Bohnen
Shane V. Bohnen
Senior Vice President, General Counsel and Corporate Secretary